Exhibit 99.1

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Forward-Looking Statement This presentation includes forward-looking statements about the corporation for which the corporation claims the protection of safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on management's knowledge and belief as of today and include information concerning the corporation's possible or assumed future financial condition, and its results of operations and business. Forward-looking statements are subject to risks and uncertainties. A number of important factors could cause actual results to differ materially from those in the forward-looking statements. Those factors include fluctuations in interest rates, government policies and regulations (including monetary and fiscal policies), legislation, economic conditions, including increased energy costs in California, credit quality of borrowers, operational factors and competition in the geographic and business areas in which the company conducts its operations. All forward-looking statements included in this press release are based on information available at the time of the release, and the Company assumes no obligation to update any forward-looking statement.

Company Overview Company Name: Oak Valley Bancorp, est. 2008 Headquartered in Oakdale, CA Subsidiaries: - Oak Valley Community Bank, est. 1991 - Eastern Sierra Community Bank, Division of OVCB, est. 2000 Ownership: Public; Listed on NASDAQ under the ticker “OVLY” Assets: $612 million Employees: 135 Number of Locations: 14

Branch Footprint Oakdale Sonora Modesto – 12th & I Bridgeport Mammoth Lakes Bishop Modesto-Dale Turlock Stockton Patterson Ripon Escalon Modesto – McHenry Manteca

Stockton 12th & I, Escalon Sonora Oakdale Modesto Bridgeport Mammoth Lakes Bishop, Dale Rd Turlock, Patterson, Ripon, LPO Modesto-McHenry, Manteca Assets (in millions)

Highlights Strong NIM Solid Asset Quality Recognition for Achievements

Net Earnings before Preferred Dividends (in thousands)

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NIM – 5 Year Peer Comparison (Peer: CA Commercial Banks $300M-$1B (average))

Asset Quality 2007 2008 2009 2010 2011 NPA to Assets OVCB 2.00% 1.47% 3.16% 2.22% 1.32% Peer 0.71% 2.20% 3.61% 3.66% 3.08% Net Charge-offs to Loans OVCB 0.10% 0.28% 1.04% 0.68% 0.29% Peer 0.13% 0.60% 1.47% 1.45% 0.98% Return on Average Assets OVCB 0.88% 0.47% 0.40% 0.88% 1.02% Peer 0.49% -0.15% -0.60% 0.00% 0.36% (Peer: CA Commercial Bank $300M-$1B(average))

Achievements KBW - 2011 Bank Honor Roll 45 banks and thrifts that have performed strongly over the past 10 years SNL - 2011 Top 100 Ranking of community banks with assets between $500M and $5B

Strategic Direction Relationship Banking High Level of Customer Contact Low-Cost Core Deposits Strong Risk Management Strategic Opportunity

Historic Stock Price Summary

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